Exhibit 99.1

FOR IMMEDIATE RELEASE
Alpha Appoints Three New Directors, Reaches Agreement with MG Capital on Board Composition
Appointments of Kenneth Courtis, Elizabeth Fessenden and Daniel Smith Reflect the Company’s Commitment to Stockholder Engagement and Strengthening Corporate Governance
BRISTOL, Tenn., February 2, 2021 – Alpha Metallurgical Resources, Inc. (NYSE: AMR) (“Alpha” or the “Company”), a leading U.S. supplier of metallurgical products for the steel industry, today announced that it has reached agreement with MG Capital Management, Ltd. (together with its affiliates, “MG Capital”), a holder of approximately 5.8% of Alpha’s outstanding common stock, on steps to accelerate the refreshment of the Company’s Board of Directors (the “Board”).
Effective February 1, Kenneth S. Courtis, Elizabeth A. (“Liz”) Fessenden, and Daniel D. (“Danny”) Smith have joined the Board as independent directors, resulting in the size of the Board increasing from four members to seven members. Additionally, the Board has scheduled the Company’s Annual Meeting of Stockholders for April 29, 2021.
In recent months, Alpha has engaged in constructive conversations with MG Capital and other stockholders to gather feedback about its Board composition and strategy for transforming into a pure-play metallurgical coal producer. The appointments announced today are among the results of these productive discussions.
“Alongside our efforts to refine Alpha’s strategic focus and rebrand to better align with our operational vision, we are also executing on our plans to bring diverse perspectives to the Board and position world-class experts to oversee our Company,” said Chairman and Chief Executive Officer David Stetson. “The three individuals joining our Board are well-respected and accomplished professionals with demonstrated leadership experience in their fields. Their backgrounds in global commodity markets, transportation, engineering, corporate finance and capital markets will support our efforts to deliver long-term value for stockholders. In addition, they are all seasoned public company directors with proven track records championing sound corporate governance. I am very pleased to welcome Ken, Liz and Danny to our team.”
Stetson also praised the company’s working relationship with MG Capital by adding: “Today’s announcement stems from our engagement with MG Capital and other stockholders, who have provided welcomed input regarding the recent series of enhancements to our Board. Alpha is committed to maintaining an experienced and well-rounded Board that can support our sharpened focus on the production and sale of metallurgical products.”
Michael Gorzynski, managing member of MG Capital, added: “I want to thank David and the Board for opening up a thoughtful and productive dialogue with us over the past several months. Adding these three new directors and previously appointing Michael Quillen as Lead Independent Director represent positive outcomes for Alpha’s stockholders. We believe these moves should support the Board’s efforts to enhance stockholder value and continue improving the Company’s environmental, social and governance profile.”
Director Biographies
Kenneth S. Courtis is chairman of Starfort Investment Holdings. Mr. Courtis has over three decades of experience in corporate finance, investments, and virtually all aspects of the commodity sector. He previously served as vice chairman and managing director of Goldman Sachs and as chief economist and investment strategist at Deutsche Bank Asia. Over the course of his career he has served on the board or advisory council for a number of leading international firms. Mr. Courtis earned an undergraduate degree from Glendon College in Toronto and a Master’s degree in international relations from Sussex University in the United Kingdom. He earned a Master’s degree in business administration from the European Institute of Business Administration, as well as a Doctorate degree with highest distinction from the Sciences Po, Paris.
Elizabeth Fessenden is a member of the board and chair of the compensation committee of Ampco-Pittsburgh Corporation, a public company. She previously served on the boards of several public, private and charitable organizations including Polymer Group Inc. (now Berry Global Group, Inc.), where she chaired both the compensation and the nominating and corporate governance committees. Prior to board service, Ms. Fessenden spent nearly three decades in corporate leadership roles at Alcoa, Inc., including president of the flexible packaging division and president of primary metals allied businesses. She also served in a number of operations roles, including plant manager, at Alcoa, Tenn. Ms. Fessenden earned

Bachelor’s and Master’s degrees in engineering as well as a Master’s degree in business administration, all from Clarkson University.
Danny Smith has previously served on the boards of directors of Blackhawk Mining, LLC, Patriot Coal Corporation and Corsa Coal Corp, as well as several professional boards within the coal industry. Mr. Smith’s career with Norfolk Southern Corporation spanned more than three decades and a number of senior management roles. He retired as senior vice president of energy and properties at Norfolk Southern and had previously held the roles of president of NS Development and president of Pocahontas Land Corporation. He has been a licensed professional mining engineer. Mr. Smith earned a Bachelor’s degree in industrial engineering and operations research from Virginia Polytechnic Institute and State University.

Additional Information

The record date and location of the company’s annual meeting of stockholders will be announced closer to the date of the meeting. As the 2021 annual meeting of stockholders will be held more than 30 days prior to the first anniversary of the company’s 2020 annual meeting of stockholders, which was held on July 15, 2020, stockholders of the company who wish to have a proposal considered for inclusion in the company’s proxy materials for the 2021 annual meeting of stockholders must provide written notice that is received by the company’s corporate secretary at 340 Martin Luther King, Jr. Blvd., Bristol, Tennessee 37620 (overnight courier) or P.O. Box 848, Bristol, Tennessee 37621 (U.S. mail), on or before the close of business on February 26, 2021, which the company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such stockholder proposal must be submitted and must comply with the applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), including Rule 14a-8 of the Securities Exchange Act of 1934, as amended (as applicable), Delaware law and the company’s bylaws.
As noted above, in connection with the 2021 annual meeting of stockholders, the company will file with the SEC a proxy statement and other relevant documents which will contain additional information regarding the 2021 annual meeting of stockholders.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

About MG Capital
MG Capital is a private investment firm that specializes in complex, value-oriented investments. Based in New York City, the firm was founded and continues to be run by Michael Gorzynski.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this press release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this press release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this press release may not occur. Alpha’s SEC reports, including its most recent annual report on Form 10-K and its quarterly reports on Form 10-Q, contain information on factors that could affect the company’s results and cause actual results to differ materially from any forward-looking information the company may provide.

Contacts
For Alpha:
Investor Contact - Alex Rotonen, CFA
423.956.6882
InvestorRelations@AlphaMetResources.com

Media Contact - Emily O'Quinn
423.573.0369
CorporateCommunications@AlphaMetResources.com

For MG Capital:
Profile - Greg Marose
347.774.1215
gmarose@profileadvisors.com
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